Exhibit 10.24

MARGIN AGREEMENT

This MARGIN AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of November, 2013, by and among Photronics, Inc., a Connecticut corporation (“Photronics”), Dai Nippon Printing Co., Ltd., a Japanese corporation (“DNP”), and Photronics Semiconductor Mask Corp. (the “Company”), a company limited by shares organized and formed under the Company Act of the Republic of China.  Photronics, DNP and the Company are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

ARTICLE 1.
BACKGROUND

Photronics and DNP wish to participate in a joint venture either directly or indirectly through their respective Affiliates as Shareholders in the Company, and to carry on the Business (as defined below) through the Company.  The Parties are engaged, among other things, in the design, development, fabrication and sale of advanced integrated circuit photomasks (the “Business”).  In connection with the formation of the joint venture, Photronics and DNP have entered into a Joint Venture Operating Agreement (the “JV Operating Agreement”) dated as of the 20th day of November, 2013.*.

ARTICLE 2.
INTERPRETATION

2.1	Defined Terms

Unless otherwise defined in this Agreement, terms defined in the JV Operating Agreement shall have the same meanings when used in this Agreement.

For purposes of this Agreement the following capitalized words shall have the following meanings:

“Effective Date” means the date of the completion of the merger contemplated under the Merger Agreement.

“JV Territory”*.

“Modeled Capacity”*.

“Stabilization Period” *

Incorporation by Reference

Section 5.16 (Non-Disclosure) and Article 12 (Miscellaneous) of the JV Operating Agreement is hereby incorporated by reference into and form an integral part of this Agreement, mutatis mutandis.

ARTICLE 3.
ALLOCATION OF NET SALES

3.1	Allocation of Net Sales During*

Commencing on the Effective Date and continuing for the period ending*

3.2	Payments

The Company shall make all payments required hereunder 180 days from the shipment of the applicable Products delivered.  All payments under this Section 3.2 shall be made in U.S. Dollars or other currency agreed by DNP and the Company, by wire transfer to the account identified by DNP, from time-to-time.

3.3	Outsourcing Agreement

*.

ARTICLE 4.
OPERATIONS

4.1	EBM 8000 Priority

*

4.2	Transfer of the Products to the Company

*

4.3	Tool Acceptance

In the event that the tool acceptance for the EBM 8000 photomask writer has not been completed within*.

4.4	Sustained Capacity

After the Stabilization Period, the Company will *

Reports

The Company shall provide regular operating reports to Photronics and DNP, which reports shall include, without limitation, the capacity utilization of the facility for Products.

ARTICLE 5.
TERM AND TERMINATION

5.1	Term

This Agreement shall become effective on the Effective Date and shall continue to be in full force and effect until the end of the Initial Allocation Period.

5.2	Termination for Cause

A Party shall have the right to terminate its obligations under this Agreement if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after its receipt of written notice of the breach specifying such default.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

PHOTRONICS, INC.

By:
Name:
Title:

DAI NIPPON PRINTING CO., LTD.

By:
Name:
Title:

PHOTRONICS SEMICONDUCTOR MASK CORP.

By:
Name:
Title:

Margin Agreement Signature Page

Schedule A

*.

Schedule B

Modeled Capacity

A) *